BNY MELLON FUNDS TRUST
CERTIFICATE OF AMENDMENT
Establishment and Designation of Classes of Shares
 of Beneficial Interest
The undersigned, Vice President of BNY Mellon Funds Trust (the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY to the Secretary of State of the Commonwealth of Massachusetts that, at a meeting duly called and held on March 8, 2016, at which a quorum was present and acting throughout, the Board of Trustees of the Trust, pursuant to Article III, Section 1 of the Trust's Amended and Restated Declaration of Trust dated June 5, 2000 (the "Declaration of Trust"), established and designated four new classes of Shares (as that term is defined in the Declaration of Trust) of beneficial interest, par value $.001 per share, of BNY Mellon Income Stock Fund (the "Fund"), a series of the Trust, as set forth below:
1.	The new classes of Shares established and designated by the Trust's Board of Trustees are "Class A" shares, "Class C" shares, "Class I" shares and "Class Y" shares of the Fund.
2.
Class A shares, Class C shares, Class I shares and Class Y shares of the Fund shall each be entitled to all of the rights and preferences accorded to Shares of the Trust under the Declaration of Trust.

3.
The purchase price of Class A shares, Class C shares, Class I shares and Class Y shares of the Fund, the method of determining the net asset value of such classes of Shares and the relative dividend rights of holders of such classes of Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 as in effect at the time of issuance of such Shares.

This Certificate of Amendment to the Declaration of Trust shall become effective on
 May 31, 2016.
The undersigned further certifies that, as amended hereby, the Board of Trustees of the Trust has duly authorized the following series of the Trust and designated the following classes thereof:
Name of Series	Classes of Shares
BNY Mellon Asset Allocation Fund	Class M Investor
BNY Mellon Bond Fund	Class M Investor
BNY Mellon Corporate Bond Fund	Class M Investor
BNY Mellon Emerging Markets Fund	Class M Investor
BNY Mellon Focused Equity Opportunities Fund	Class M Investor
BNY Mellon Income Stock Fund	Class M Investor Class A Class C Class I Class Y
BNY Mellon Intermediate Bond Fund	Class M Investor
BNY Mellon International Appreciation Fund	Class M Investor
BNY Mellon International Equity Income Fund	Class M Investor
BNY Mellon International Fund	Class M Investor
BNY Mellon Large Cap Market Opportunities Fund	Class M Investor
BNY Mellon Large Cap Stock Fund	Class M Investor
BNY Mellon Massachusetts Intermediate Municipal Bond Fund	Class M Investor
BNY Mellon Mid Cap Multi-Strategy Fund	Class M Investor
BNY Mellon Money Market Fund	Class M Investor
BNY Mellon Municipal Opportunities Fund	Class M Investor
BNY Mellon National Intermediate Municipal Bond Fund	Class M Investor
BNY Mellon National Municipal Money Market Fund	Class M Investor
BNY Mellon National Short-Term Municipal Bond Fund	Class M Investor
BNY Mellon New York Intermediate Tax-Exempt Bond Fund	Class M Investor
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund	Class M Investor
BNY Mellon Short-Term U.S. Government Securities Fund	Class M Investor
BNY Mellon Small Cap Multi-Strategy Fund	Class M Investor
BNY Mellon Small/Mid Cap Multi-Strategy Fund	Class M Investor
BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund	Class M Investor

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment this 8th day of March 2016.
BNY MELLON FUNDS TRUST

By:	/s/ Joseph M. Chioffi
	Name:	Joseph M. Chioffi
	Title:	Vice President

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 8th day of March, 2016, before me personally came Joseph M. Chioffi, to me personally known, who, being by me duly sworn, did say that he is a Vice President of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

/s/ Sarah S. Kelleher
Notary Public